PUBLIC STORAGE, INC.
          Exhibit 11 - Statement Re: Computation of Earnings Per Share



                                                              For the three months ended            For the six months ended
                                                                       June 30,                             June 30,
                                                             --------------------------------     --------------------------------
Earnings Per Share:                                             1998               1997                1998              1997
---------------------------------------------------------    ----------------   -------------     ----------------  --------------
                                                                       (Amounts in thousand, except per share data)

Net income                                                        $57,199            $44,251       $ 105,563            $86,569

Less: Preferred Stock dividends:
   10% Cumulative Preferred Stock, Series A                        (1,140)            (1,141)         (2,280)            (2,282)
   9.20% Cumulative Preferred Stock, Series B                      (1,372)            (1,372)         (2,744)            (2,744)
   Adjustable Rate Preferred Stock, Series C                         (506)              (572)         (1,012)            (1,116)
   9.50% Cumulative Preferred Stock, Series D                        (713)              (713)         (1,426)            (1,426)
   10.0% Cumulative Preferred Stock, Series E                      (1,372)            (1,372)         (2,744)            (2,744)
   9.75% Cumulative Preferred Stock, Series F                      (1,401)            (1,402)         (2,802)            (2,803)
   8.875% Cumulative Preferred Stock, Series G                     (3,828)            (3,827)         (7,656)            (7,655)
   8.45% Cumulative Preferred Stock, Series H                      (3,565)            (3,565)         (7,130)            (7,130)
   8.625% Cumulative Preferred Stock, Series I                     (2,156)            (2,156)         (4,312)            (4,312)
   8.00% Cumulative Preferred Stock, Series J                      (3,000)                 -          (6,000)                 -
   8.25% Convertible Preferred Stock                               (1,076)            (1,136)         (2,163)            (2,278)
   Convertible Preferred Stock, Series CC                               -            (13,412)              -            (15,328)
                                                             ----------------   -------------     ----------------  --------------
       Total preferred dividends                                  (20,129)           (30,668)        (40,269)           (49,818)
                                                             ----------------   -------------     ----------------  --------------

Net income allocable to common shareholders                       $37,070            $13,583         $65,294            $36,751
                                                             ================   =============     ================  ==============
Weighted average common shares outstanding:

   Basic - weighted average common shares outstanding
                                                                  113,970             97,524         111,731              93,326
   Net effect of dilutive stock options - based on
     treasury stock method using average market price                 460                522             515                 557
                                                             ----------------   -------------     ----------------  --------------
     Diluted weighted average common shares outstanding
                                                                  114,430             98,046         112,246              93,883
                                                             ================   =============     ================  ==============

Basic earnings per common share                                    $0.33              $0.14            $0.58              $0.39
                                                             ================   =============     ================  ==============
Diluted earnings per common share                                  $0.32              $0.14            $0.58              $0.39
                                                             ================   =============     ================  ==============

                                   Exhibit 11

                              PUBLIC STORAGE, INC.
          Exhibit 11 - Statement Re: Computation of Earnings Per Share


                                                                For the three months ended            For the six months ended
                                                                          June 30,                            June 30,
                                                             --------------------------------     --------------------------------

Diluted Earnings per Share, assuming conversion of
   anti-dilutive securities:                                      1998              1997                1998             1997
---------------------------------------------------------    ----------------   -------------     ----------------  --------------
                                                                         (Amounts in thousand, except per share data)

Net income allocable to common shareholders per
   calculation above                                             $37,070          $13,583            $65,294         $36,751

Add back applicable dividends paid to
   holders of Convertible Preferred Stocks:
       *   8.25% Convertible Preferred Stock                       1,076            1,136              2,163           2,278
       *   Series CC Preferred Stock                                   -                -                  -           1,916
                                                             ----------------   -------------     ----------------  --------------
Netincome allocable to common  shareholders
   for purposes of determining  Diluted
   Earnings per Share, assuming conversion
   of anti-dilutive securities                                   $38,146          $14,719            $67,457         $40,945
                                                             ================   =============     ================  ==============

Diluted weighted average common shares outstanding               114,430           98,046            112,246          93,883

Pro  forma  weighted  average common shares
   assuming  conversion of Convertible
   Preferred Stock:
       *   8.25% Convertible Preferred Stock                        3,530            3,718              3,555           3,721
       *   Series CC Preferred Stock                                    -                -                  -           1,092
                                                             ----------------   -------------     ----------------  --------------

Weighted average common shares for purposes of
   computation of Diluted Earnings per Share, assuming
   conversion of anti-dilutive securities                        117,960          101,764            115,801          98,696
                                                             ================   =============     ================  ==============

Diluted Earnings per Common Share, assuming conversion
   of anti-dilutive securities (1)                                $0.32            $0.14              $0.58           $0.41
                                                             ================   =============     ================  ==============


(1) Such amounts are anti-dilutive and are not presented in the Company's consolidated financial statements.

     In addition, the Company has 7,000,000 shares of Class B Common Stock which are convertible into shares of the Company's Common Stock subject to the attainment of certain earnings milestone by the Company. As these earnings milestones have not been met, the conversion has not been assumed.


                                   Exhibit 11